Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Jordan Baucum, Head of Corporate Communications 951-608-8314
Customers Bancorp Reports Results for Second Quarter 2025
Second Quarter 2025 Highlights
•Q2 2025 net income available to common shareholders was $55.8 million, or $1.73 per diluted share; ROAA was 1.09% and ROCE was 12.79%.
•Q2 2025 core earnings*1 were $58.1 million, or $1.80 per diluted share; Core ROAA* was 1.10% and Core ROCE* was 13.32%.
•Total loans and leases held for investment grew by $319.0 million, or 2.1%, in Q2 2025 from Q1 2025.
•Total deposits increased by $43.1 million or 0.2% in Q2 2025 from Q1 2025.
•Q2 2025 net interest margin, tax equivalent (“NIM”) was 3.27%, compared to Q1 2025 NIM of 3.13%, an increase of 14 basis points, primarily due to higher interest income from loan growth.
•Ratio of non-performing assets to total assets was 0.27% at June 30, 2025 compared to 0.26% at March 31, 2025.
•Q2 2025 provision for credit losses was $20.8 million compared to $28.3 million in Q1 2025.
•The allowance for credit losses on loans and leases equaled 518% of non-performing loans at June 30, 2025, compared to 324% at March 31, 2025.
•CET 1 ratio of 12.0%2 at June 30, 2025, compared to 11.7% at March 31, 2025.
•TCE / TA ratio* of 7.9% at June 30, 2025, compared to 7.7% at March 31, 2025.
•Q2 2025 book value per share and tangible book value per share* both grew by approximately $1.50, or 2.7% over Q1 2025, or 11% annualized, with a tangible book value per share* of $56.24 at June 30, 2025.
•Redeemed all outstanding shares ($57.5 million) of our Series E Preferred Stock on June 16, 2025.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes loss on redemption of preferred stock of $1.9 million, pre-tax losses on investment securities of $1.8 million, loan program termination fees of $1.0 million and unrealized gain on loans held for sale of $0.3 million.

[2] Regulatory capital ratios as of June 30, 2025 are estimates.

CEO Commentary
West Reading, Pa, July 24, 2025 - “We are pleased to share our second quarter results that highlight the company’s continued execution of its strategic priorities and underscore our success in growing franchise value. And importantly, with our customer-centric mindset and commitment to service provided by our extraordinary colleagues, we are here to serve our clients as the business environment continues to evolve,” said Customers Bancorp Chairman and CEO Jay Sidhu.
“In the second quarter, we demonstrated the strength of our unique business model. The impact can be seen in a 14 basis points increase in our net interest margin in Q2 2025 compared to last quarter as we continue to source loans at attractive yields and manage our interest expenses.
Deposit focused teams we have recruited since March 2023 managed $2.4 billion or 13% of total deposits. Enhanced by their efforts, we’ve increased commercial deposit accounts by approximately 60% since year end 2022, adding granular and sticky relationships while significantly lowering our cost of deposits, increasing our non-interest bearing deposits, and driving franchise value. We believe the company is extremely well-positioned to continue to strengthen our deposit franchise, improve our profitability, and maintain our already strong capital ratios,” stated Jay Sidhu.
“Our Q2 2025 GAAP earnings were $55.8 million, or $1.73 per diluted share, and core earnings* were $58.1 million, or $1.80 per diluted share. We maintain a strong liquidity position, with $8.6 billion of liquidity immediately available, which covers approximately 150% of uninsured deposits1 and our loan to deposit ratio was 81%, at June 30, 2025. Total loans and leases held for investment grew by $319.0 million driven by strong commercial loan growth of $360.7 million led by growth in our existing specialized lending verticals. Asset quality remains strong with our NPA ratio at just 0.27% of total assets and reserve levels are robust at 518% of total non-performing loans at the end of Q2 2025. Our exposure to the higher risk commercial real estate office sector is minimal, representing approximately 1% of the loan portfolio. Tangible Book Value per share* grew to $56.24 and our TCE / TA ratio* increased by 20 basis points to 7.9%. This year three new teams have joined the Bank and the recruitment pipeline remains strong. We believe that our unique strategy, the investments we have continued to make, and the exceptional talent across our organization position us strongly for continued success in 2025 and beyond,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Uninsured deposits (estimate) of $7.4 billion to be reported on the Bank’s call report, less deposits of $1.6 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $116.0 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	June 30, 2025	March 31, 2025
Profitability Metrics:
Net income available for common shareholders	$55,846	$9,523	$46,323	486.4%
Diluted earnings per share	$1.73	$0.29	$1.44	496.6%
Core earnings*	$58,147	$50,002	$8,145	16.3%
Adjusted core earnings*	$58,147	$50,002	$8,145	16.3%
Core earnings per share*	$1.80	$1.54	$0.26	16.9%
Adjusted core earnings per share*	$1.80	$1.54	$0.26	16.9%
Return on average assets (“ROAA”)	1.09%	0.23%	0.86
Core ROAA*	1.10%	0.97%	0.13
Adjusted core ROAA*	1.10%	0.97%	0.13
Return on average common equity (“ROCE”)	12.79%	2.23%	10.56
Core ROCE*	13.32%	11.72%	1.60
Adjusted core ROCE*	13.32%	11.72%	1.60
Net interest margin, tax equivalent	3.27%	3.13%	0.14
Yield on loans (Loan yield)	6.61%	6.57%	0.04
Cost of deposits	2.85%	2.82%	0.03
Efficiency ratio	51.23%	52.94%	(1.71)
Core efficiency ratio*	51.56%	52.69%	(1.13)
Adjusted core efficiency ratio*	51.56%	52.69%	(1.13)
Balance Sheet Trends:
Total assets	$22,550,800	$22,423,044	$127,756	0.6%
Total cash and investment securities	$6,234,043	$6,424,406	$(190,363)	(3.0)%
Total loans and leases	$15,412,400	$15,097,968	$314,432	2.1%
Non-interest bearing demand deposits	$5,481,065	$5,552,605	$(71,540)	(1.3)%
Total deposits	$18,976,018	$18,932,925	$43,093	0.2%
Capital Metrics:
Common Equity to Total Assets	7.9%	7.7%	0.2
Tangible Common Equity to Tangible Assets*	7.9%	7.7%	0.2
Book Value per common share	$56.36	$54.85	$1.51	2.8%
Tangible Book Value per common share*	$56.24	$54.74	$1.50	2.7%
Common equity Tier 1 capital ratio (1)	12.0%	11.7%	0.3
Total risk based capital ratio (1)	14.5%	14.6%	(0.1)

(1) Regulatory capital ratios as of June 30, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)		Six Months Ended		Increase (Decrease)
	June 30, 2025	June 30, 2024			June 30, 2025	June 30, 2024
Profitability Metrics:
Net income available for common shareholders	$55,846	$54,300	$1,546	2.8%	$65,369	$100,226	$(34,857)	(34.8)%
Diluted earnings per share	$1.73	$1.66	$0.07	4.2%	$2.02	$3.06	$(1.04)	(34.0)%
Core earnings*	$58,147	$48,567	$9,580	19.7%	$108,149	$95,099	$13,050	13.7%
Adjusted core earnings*	$58,147	$48,567	$9,580	19.7%	$108,149	$103,704	$4,445	4.3%
Core earnings per share*	$1.80	$1.49	$0.31	20.8%	$3.33	$2.90	$0.43	14.8%
Adjusted core earnings per share*	$1.80	$1.49	$0.31	20.8%	$3.33	$3.16	$0.17	5.4%
Return on average assets (“ROAA”)	1.09%	1.11%	(0.02)		0.67%	1.02%	(0.35)
Core ROAA*	1.10%	1.00%	0.10		1.04%	0.98%	0.06
Adjusted core ROAA*	1.10%	1.00%	0.10		1.04%	1.06%	(0.02)
Return on average common equity (“ROCE”)	12.79%	13.85%	(1.06)		7.57%	12.98%	(5.41)
Core ROCE*	13.32%	12.39%	0.93		12.53%	12.32%	0.21
Adjusted core ROCE*	13.32%	12.39%	0.93		12.53%	13.43%	(0.90)
Net interest margin, tax equivalent	3.27%	3.29%	(0.02)		3.20%	3.20%	—
Yield on loans (Loan yield)	6.61%	7.17%	(0.56)		6.59%	7.11%	(0.52)
Cost of deposits	2.85%	3.40%	(0.55)		2.84%	3.43%	(0.59)
Efficiency ratio	51.23%	51.87%	(0.64)		52.06%	53.16%	(1.10)
Core efficiency ratio*	51.56%	53.47%	(1.91)		52.11%	53.85%	(1.74)
Adjusted core efficiency ratio*	51.56%	53.47%	(1.91)		52.11%	50.79%	1.32
Balance Sheet Trends:
Total assets	$22,550,800	$20,942,975	$1,607,825	7.7%
Total cash and investment securities	$6,234,043	$6,523,036	$(288,993)	(4.4)%
Total loans and leases	$15,412,400	$13,632,639	$1,779,761	13.1%
Non-interest bearing demand deposits	$5,481,065	$4,474,862	$1,006,203	22.5%
Total deposits	$18,976,018	$17,678,093	$1,297,925	7.3%
Capital Metrics:
Common Equity to Total Assets	7.9%	7.7%	0.2
Tangible Common Equity to Tangible Assets*	7.9%	7.7%	0.2
Book Value per common share	$56.36	$50.81	$5.55	10.9%
Tangible Book Value per common share*	$56.24	$50.70	$5.54	10.9%
Common equity Tier 1 capital ratio (1)	12.0%	12.8%	(0.8)
Total risk based capital ratio (1)	14.5%	15.8%	(1.3)

(1) Regulatory capital ratios as of June 30, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	June 30, 2025	% of Total	March 31, 2025	% of Total	June 30, 2024	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialized lending	$6,454,661	42.0%	$6,070,093	40.3%	$5,528,745	41.7%
Other commercial & industrial	1,037,684	6.8	1,062,933	7.0	1,092,146	8.2
Mortgage finance	1,625,764	10.6	1,477,896	9.8	1,122,812	8.5
Multifamily	2,247,282	14.6	2,322,123	15.4	2,067,332	15.6
Commercial real estate owner occupied	1,065,006	6.9	1,139,126	7.6	805,779	6.1
Commercial real estate non-owner occupied	1,497,385	9.7	1,438,906	9.6	1,202,606	9.1
Construction	98,626	0.6	154,647	1.0	163,409	1.2
Total commercial loans and leases	14,026,408	91.2	13,665,724	90.7	11,982,829	90.4
Consumer:
Residential	520,570	3.4	496,772	3.3	481,503	3.6
Manufactured housing	30,287	0.2	31,775	0.2	35,901	0.3
Installment:
Personal	457,728	3.0	493,276	3.3	474,481	3.6
Other	344,444	2.2	372,892	2.5	282,201	2.1
Total installment loans	802,172	5.2	866,168	5.8	756,682	5.7
Total consumer loans	1,353,029	8.8	1,394,715	9.3	1,274,086	9.6
Total loans and leases held for investment	$15,379,437	100.0%	$15,060,439	100.0%	$13,256,915	100.0%

Loans Held for Sale
Residential	$5,180	15.7%	$1,465	3.9%	$2,684	0.7%
Installment:
Personal	27,682	84.0	36,000	95.9	125,598	33.4
Other	101	0.3	64	0.2	247,442	65.9
Total installment loans	27,783	84.3	36,064	96.1	373,040	99.3
Total loans held for sale	$32,963	100.0%	$37,529	100.0%	$375,724	100.0%

Total loans and leases portfolio	$15,412,400		$15,097,968		$13,632,639
Loans and Leases Held for Investment
Loans and leases held for investment were $15.4 billion at June 30, 2025, up $319 million, or 2%, from March 31, 2025. Specialized lending increased by $385 million, or 6% quarter-over-quarter, to $6.5 billion. Mortgage finance loans increased by $148 million, or 10% to $1.6 billion. Non-owner occupied commercial real estate loans increased by $58 million, or 4% to $1.5 billion. These increases were partially offset by decreases in multifamily loans of $75 million, or 3% to $2.2 billion, owner-occupied commercial real estate loans of $74 million, or 7% to $1.1 billion, consumer installment loans of $64 million, or 7% to $802 million and construction loans of $56 million, or 36% to $99 million.
Loans and leases held for investment of $15.4 billion at June 30, 2025 were up $2.1 billion, or 16%, year-over-year. Specialized lending increased by $926 million, or 17% year-over-year. Mortgage finance loans increased by $503 million. Non-owner occupied commercial real estate loans increased by $295 million. Owner-occupied commercial real estate loans increased by $259 million. Multifamily loans increased by $180 million. Consumer installment loans increased $45 million, inclusive of the transfer from loans held for sale in Q1 2025. These increases were partially offset by decreases in construction loans of $65 million and other commercial and industrial loans of $54 million.
Loans Held for Sale
Loans held for sale decreased $5 million quarter-over-quarter, and were $33 million at June 30, 2025.

Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2025	June 30, 2024
Allowance for credit losses on loans and leases	$147,418	$141,076	$6,342	$147,418	$132,436	$14,982
Provision (benefit) for credit losses on loans and leases	$18,457	$21,445	$(2,988)	$18,457	$17,851	$606
Net charge-offs from loans held for investment	$13,115	$17,144	$(4,029)	$13,115	$18,711	$(5,596)
Annualized net charge-offs to average loans and leases	0.35%	0.48%		0.35%	0.56%
Coverage of credit loss reserves for loans and leases held for investment	1.07%	1.04%		1.07%	1.08%
Net charge-offs decreased with $13.1 million in Q2 2025, compared to $17.1 million in Q1 2025, and $18.7 million in Q2 2024.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2025	June 30, 2024
Provision (benefit) for credit losses on loans and leases	$18,457	$21,445	$(2,988)	$18,457	$17,851	$606
Provision (benefit) for credit losses on available for sale debt securities	2,324	6,852	(4,528)	2,324	270	2,054
Provision for credit losses	20,781	28,297	(7,516)	20,781	18,121	2,660
Provision (benefit) for credit losses on unfunded commitments	1,594	1,208	386	1,594	1,594	—
Total provision for credit losses	$22,375	$29,505	$(7,130)	$22,375	$19,715	$2,660
The provision for credit losses on loans and leases in Q2 2025 was $18.5 million, compared to $21.4 million in Q1 2025. The lower provision in Q2 2025 was primarily due to lower balances in the consumer installment loan portfolio, partially offset by slight deterioration in macroeconomic forecasts and an increase in commercial loan balances held for investment.
The provision for credit losses on available for sale investment securities in Q2 2025 was $2.3 million, compared to $6.9 million in Q1 2025.
The provision for credit losses on loans and leases in Q2 2025 was $18.5 million, compared to $17.9 million in Q2 2024. The higher provision in Q2 2025 compared to the year ago period was primarily due to slight deterioration in macroeconomic forecasts and an increase in loan balances held for investment.
The provision for credit losses on available for sale investment securities in Q2 2025 was $2.3 million compared to $0.3 million in Q2 2024.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	June 30, 2025	March 31, 2025	Increase (Decrease)	June 30, 2025	June 30, 2024	Increase (Decrease)
Non-performing assets (“NPAs”):
Nonaccrual / non-performing loans (“NPLs”)	$28,443	$43,513	$(15,070)	$28,443	$47,380	$(18,937)
Non-performing assets	$60,778	$57,960	$2,818	$60,778	$47,444	$13,334
NPLs to total loans and leases	0.18%	0.29%		0.18%	0.35%
Reserves to NPLs	518.29%	324.22%		518.29%	279.52%
NPAs to total assets	0.27%	0.26%		0.27%	0.23%

Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$12,047,656	$11,815,403	$232,253	$12,047,656	$10,500,922	$1,546,734
Special Mention	174,587	189,155	(14,568)	174,587	170,014	4,573
Substandard	256,849	276,018	(19,169)	256,849	270,898	(14,049)
Total commercial loans and leases	12,479,092	12,280,576	198,516	12,479,092	10,941,834	1,537,258
Consumer loans
Performing	1,209,377	1,242,753	(33,376)	1,209,377	1,256,816	(47,439)
Non-performing	20,298	13,803	6,495	20,298	17,270	3,028
Total consumer loans	1,229,675	1,256,556	(26,881)	1,229,675	1,274,086	(44,411)
Loans and leases receivable (1)	$13,708,767	$13,537,132	$171,635	$13,708,767	$12,215,920	$1,492,847

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.
Over the last decade, the Bank has developed a suite of commercial loan products with an important common denominator: a relatively low credit risk assumption. The Bank’s commercial and industrial (“C&I”), mortgage finance, corporate and specialized lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and historically low loss rates. Because of this emphasis, the Bank’s credit quality to date has been strong despite a challenging economic and interest rate environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, management employs a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at June 30, 2025 were less than 4% of total assets and approximately 5% of total loans and leases held for investment, and were supported by an allowance for credit losses of $44.9 million. At June 30, 2025, the consumer installment portfolio had the following characteristics: average original FICO score of 739, average debt-to-income of 20% and average borrower income of $106 thousand.
Non-performing loans at June 30, 2025 decreased to 0.18% of total loans and leases, compared to 0.29% at March 31, 2025 and 0.35% at June 30, 2024.
Investment Securities
The investment securities portfolio, including debt securities classified as available for sale (“AFS”) and held to maturity (“HTM”) provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of the Bank’s liquidity position.
The following table presents the composition of the investment securities portfolio as of the dates indicated:

(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Debt securities, available for sale	$1,846,566	$2,024,437	$2,477,758
Equity securities	30,840	33,118	33,892
Investment securities, at fair value	1,877,406	2,057,555	2,511,650
Debt securities, held to maturity	853,126	938,161	962,799
Total investment securities portfolio	$2,730,532	$2,995,716	$3,474,449

At June 30, 2025, the AFS debt securities portfolio had a spot yield of 5.78%, an effective duration of approximately 3.0 years, and approximately 23% are variable rate. Additionally, 64% of the AFS securities portfolio was AAA rated at June 30, 2025.
At June 30, 2025, the HTM debt securities portfolio represented only 3.8% of total assets at June 30, 2025, had a spot yield of 3.79% and an effective duration of approximately 4.2 years. Additionally, at June 30, 2025, approximately 54% of the HTM securities were AAA rated and $0.3 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	June 30, 2025	% of Total	March 31, 2025	% of Total	June 30, 2024	% of Total
Demand, non-interest bearing	$5,481,065	28.9%	$5,552,605	29.3%	$4,474,862	25.3%
Demand, interest bearing	4,912,839	25.9	5,137,961	27.2	5,894,056	33.4
Total demand deposits	10,393,904	54.8	10,690,566	56.5	10,368,918	58.7
Savings	1,375,072	7.2	1,327,854	7.0	1,573,661	8.9
Money market	4,206,516	22.2	4,057,458	21.4	3,539,815	20.0
Time deposits	3,000,526	15.8	2,857,047	15.1	2,195,699	12.4
Total deposits	$18,976,018	100.0%	$18,932,925	100.0%	$17,678,093	100.0%
Total deposits increased $43 million to $19.0 billion at June 30, 2025 as compared to the prior quarter. Money market deposits increased $149 million, or 4%, to $4.2 billion, time deposits increased $143 million, or 5%, to $3.0 billion and savings deposits increased $47 million, or 4%, to $1.4 billion. These increases were offset by decreases in interest bearing demand deposits of $225 million, or 4%, to $4.9 billion, which included the reduction of approximately $187 million of deposits serviced by BM Technologies, Inc. primarily from the transfer of deposits to a new partner bank during the quarter, and non-interest bearing demand deposits of $72 million, or 1%, to $5.5 billion. The total average cost of deposits increased by 3 basis points to 2.85% in Q2 2025 from 2.82% in the prior quarter. Total estimated uninsured deposits were $5.7 billion1, or 30% of total deposits (inclusive of accrued interest) at June 30, 2025 with immediately available liquidity covering approximately 150% of these deposits.
“The planned reduction in deposits serviced by BM Technologies, Inc had an approximately 3 basis point impact on total average cost of deposits and an approximately 6 basis point impact on total interest bearing cost of deposits in the quarter. Adjusting for this impact, total average deposit costs would have been flat and interest bearing deposit costs would have declined by 5 basis points in the quarter from the continued progress on our deposit remix efforts,” stated Customers Bancorp President Sam Sidhu.
Total deposits increased $1.3 billion, or 7%, to $19.0 billion at June 30, 2025 as compared to a year ago. Non-interest bearing demand deposits increased $1.0 billion, or 22%, to $5.5 billion, time deposits increased $805 million, or 37% to $3.0 billion and money market deposits increased $667 million, or 19%, to $4.2 billion. These increases were offset by decreases in interest bearing demand deposits of $981 million, or 17%, to $4.9 billion and savings deposits of $199 million, or 13%, to $1.4 billion. The total average cost of deposits decreased by 55 basis points to 2.85% in Q2 2025 from 3.40% in the prior year.
1 Uninsured deposits (estimate) of $7.4 billion to be reported on the Bank’s call report, less deposits of $1.6 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $116 million.

Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
FHLB advances	$1,195,377	$1,133,456	$1,018,349
Senior notes	99,138	99,103	123,970
Subordinated debt	182,649	182,579	182,370
Total borrowings	$1,477,164	$1,415,138	$1,324,689
Total borrowings increased $62 million, or 4%, to $1.5 billion at June 30, 2025 as compared to the prior quarter. This increase primarily resulted from draws of $60 million in FHLB advances during Q2 2025. As of June 30, 2025, Customers’ immediately available borrowing capacity with the FRB and FHLB was approximately $8.0 billion, of which $1.2 billion of available capacity was utilized in borrowings and $1.7 billion was utilized to collateralize deposits.
Total borrowings increased $152 million, or 12%, to $1.5 billion at June 30, 2025 as compared to a year ago. This increase primarily resulted from net draws of $165 million in FHLB advances, partially offset by repayments of $25 million in senior notes upon maturity.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	June 30, 2025	March 31, 2025	June 30, 2024
Customers Bancorp, Inc.
Common Equity	$1,781,357	$1,726,766	$1,609,071
Tangible Common Equity*	$1,777,728	$1,723,137	$1,605,442
Common Equity to Total Assets	7.9%	7.7%	7.7%
Tangible Common Equity to Tangible Assets*	7.9%	7.7%	7.7%
Book Value per common share	$56.36	$54.85	$50.81
Tangible Book Value per common share*	$56.24	$54.74	$50.70
Common equity Tier 1 (“CET 1”) capital ratio (1)	12.0%	11.7%	12.8%
Total risk based capital ratio (1)	14.5%	14.6%	15.8%

(1) Regulatory capital ratios as of June 30, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp’s common equity increased $55 million to $1.8 billion, and tangible common equity* increased $55 million to $1.8 billion, at June 30, 2025 compared to the prior quarter, respectively, primarily from earnings of $56 million, partially offset by increased unrealized losses on investment securities of $4 million (net of taxes) deferred in accumulated other comprehensive income (“AOCI”). Similarly, book value per common share increased to $56.36 from $54.85, and tangible book value per common share* increased to $56.24 from $54.74, at June 30, 2025 and March 31, 2025, respectively.
Customers Bancorp’s common equity increased $172 million to $1.8 billion, and tangible common equity* increased $172 million to $1.8 billion, at June 30, 2025 compared to a year ago, respectively, primarily from earnings of $132 million and decreased unrealized losses on investment securities in AOCI of $60 million (net of taxes), offset in part by $25 million of common share repurchases. Similarly, book value per common share increased to $56.36 from $50.81, and tangible book value per common share* increased to $56.24 from $50.70, at June 30, 2025 and June 30, 2024, respectively.
At the Customers Bancorp level, the CET 1 ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* (“TCE / TA ratio”) were 12.0%, 14.5%, 7.9%, and 7.9%, respectively, at June 30, 2025.

At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At June 30, 2025, Tier 1 capital (estimate) and total risk based capital (estimate) were 13.0% and 14.4%, respectively.
Key Profitability Trends
Net Interest Income
Net interest income totaled $176.7 million in Q2 2025, an increase of $9.3 million from Q1 2025. This increase was driven by an increase in interest income of $13.1 million primarily due to higher interest income from specialized lending, mortgage finance and investment securities.
“Net interest margin expanded in the quarter as we realized the benefits of strong loan growth, balance sheet optimization, and well managed deposit costs,” stated Sam Sidhu. “We continue to have positive drivers to net interest income on both sides of the balance sheet with a strong loan pipeline and continued momentum from our roster of primarily deposit focused commercial banking teams, which we continue to add to each quarter,” stated Sam Sidhu.
Net interest income totaled $176.7 million in Q2 2025, an increase of $9.1 million from Q2 2024. This increase was primarily due to lower interest expense from a favorable shift in deposit mix and lower market interest rates, and higher interest income from specialized lending, multifamily and mortgage finance, which were partially offset by lower interest income from investment securities, consumer installment loans and interest-earning deposits.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2025	June 30, 2024
Commercial lease income	$11,056	$10,668	$388	$11,056	$10,282	$774
Loan fees	9,106	7,235	1,871	9,106	5,233	3,873
Bank-owned life insurance	2,249	4,660	(2,411)	2,249	2,007	242
Mortgage finance transactional fees	1,175	933	242	1,175	1,058	117
Net gain (loss) on sale of loans and leases	—	2	(2)	—	(238)	238
Net gain (loss) on sale of investment securities	(1,797)	—	(1,797)	(1,797)	(719)	(1,078)
Impairment loss on debt securities	—	(51,319)	51,319	—	—	—
Unrealized gain on equity method investments	—	—	—	—	11,041	(11,041)
Other	7,817	3,331	4,486	7,817	2,373	5,444
Total non-interest income (loss)	$29,606	$(24,490)	$54,096	$29,606	$31,037	$(1,431)

Reported non-interest income totaled $29.6 million for Q2 2025, an increase of $54.1 million compared to a loss of $24.5 million for Q1 2025. The increase was primarily due to $51.3 million of impairment loss on certain AFS debt securities recorded in Q1 2025 that the Bank decided to sell as of March 31, 2025, and increases in other non-interest income of $4.5 million primarily from $1.7 million of gain on sale of leased assets and $1.8 million of fees associated with the sunsetting of a loan origination program with a fintech company, which was recently acquired by a bank. These increases were partially offset by a decrease in bank-owned life insurance income of $2.4 million primarily due to lower death benefits received from insurance carriers.
Non-interest income totaled $29.6 million for Q2 2025, a decrease of $1.4 million compared to Q2 2024. The decrease was primarily due to $11.0 million of unrealized gain on equity method investments purchased at a discount in Q2 2024, partially offset by increases in loan fees of $3.9 million primarily resulting from increased unused line of credit fees, $1.8 million of fees associated with sunsetting of a loan origination program with a fintech company, which was recently acquired by a bank, and deposit account fees of $1.7 million.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	June 30, 2025	March 31, 2025		June 30, 2025	June 30, 2024
Salaries and employee benefits	$45,848	$42,674	$3,174	$45,848	$44,947	$901
Technology, communication and bank operations	10,382	11,312	(930)	10,382	16,227	(5,845)
Commercial lease depreciation	8,743	8,463	280	8,743	7,829	914
Professional services	13,850	11,857	1,993	13,850	6,104	7,746
Loan servicing	4,053	4,630	(577)	4,053	3,516	537
Occupancy	3,551	3,412	139	3,551	3,120	431
FDIC assessments, non-income taxes and regulatory fees	11,906	11,750	156	11,906	10,236	1,670
Advertising and promotion	461	528	(67)	461	1,254	(793)
Other	7,832	8,145	(313)	7,832	10,219	(2,387)
Total non-interest expense	$106,626	$102,771	$3,855	$106,626	$103,452	$3,174

Non-interest expenses totaled $106.6 million in Q2 2025, an increase of $3.9 million compared to Q1 2025. The increase was primarily attributable to increases of $3.2 million in salaries and employee benefits primarily due to higher headcount, annual merit increases, and incentives and $2.0 million in professional fees, partially offset by a decrease of $0.9 million in technology, communication and bank operations primarily due to lower deposit servicing fees.
“During the quarter, as previously communicated, we reinvested a portion of the benefit of our operational excellence initiatives we realized in Q1 2025 as we make investments in our franchise to position us for success in both the near-term and over the long-term. Even with these investments our efficiency ratio declined as we drove positive operating leverage,” stated Sam Sidhu.
Non-interest expenses totaled $106.6 million in Q2 2025, an increase of $3.2 million compared to Q2 2024. The increase was primarily attributable to increases of $7.7 million in professional fees including the investment in our risk management infrastructure and $1.7 million in FDIC assessments, non-income taxes and regulatory fees. These increases were partially offset by decreases of $5.8 million in technology, communication and bank operations primarily due to lower deposit servicing fees and software-as-a-service expenses and in fees paid to a fintech company related to a consumer installment loan origination program.
Taxes
Income tax expense increased by $19.0 million to a provision of $18.0 million in Q2 2025 from a benefit of $1.0 million in Q1 2025 primarily due to higher pre-tax income and a decrease in discrete tax benefits from share-based compensation.
Income tax expense decreased by $1.1 million to a provision of $18.0 million in Q2 2025 from $19.0 million in Q2 2024 primarily due to higher income tax credits estimated in 2025. The effective tax rate was 22.8% for Q2 2025.

Outlook
“Looking forward, our strategy remains unchanged. We are focused on continuing the transformation of our deposit franchise, further strengthening our risk management and compliance infrastructure, improving our profitability and growing net interest income, and maintaining strong capital ratios, liquidity, and credit quality. As a result of the strong performance achieved through the first half of the year, we are updating our full year 2025 targets for loan growth, net interest income growth, and core efficiency ratio. In 2025, we are now targeting to increase the loan portfolio by 8% to 11%, net interest income by 7% to 10% and for core efficiency ratio have a bias to the low end of the low to mid 50's range. We remain focused on executing in those areas which differentiate us from our peers and believe that providing truly exceptional service, sophisticated product offerings, recruitment of top talent, and a single-point-of-contact service model will deliver strategic, organic growth. Importantly, our cubiX platform is proving to be a mission-critical real-time payments solution for our commercial clients which we feel will continue to differentiate our company and drive long-term franchise value. We believe we are incredibly well positioned to continue to take market share winning new client relationships and that we have the right strategy, the right team, and a client-centric culture to achieve our goals in 2025 and beyond,” concluded Sam Sidhu.

Webcast
Date:            Friday, July 25, 2025
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 2nd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Head of Corporate Communications, Jordan Baucum at jbaucum@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:
•No. 1 on American Banker 2024 list of top-performing banks with $10B to $50B in assets
•No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list
•2024 Inc. Magazine Best in Business List in Financial Services Category
•Net Promoter Score of 73 compared to industry average of 41
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2024, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q2 2025 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2025 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2025	2025	2024	2024	2024	2025	2024

GAAP Profitability Metrics:
Net income available to common shareholders	$55,846	$9,523	$23,266	$42,937	$54,300	$65,369	$100,226
Per share amounts:
Earnings per share - basic	$1.77	$0.30	$0.74	$1.36	$1.72	$2.07	$3.18
Earnings per share - diluted	$1.73	$0.29	$0.71	$1.31	$1.66	$2.02	$3.06
Book value per common share (1)	$56.36	$54.85	$54.20	$53.07	$50.81	$56.36	$50.81
CUBI stock price (1)	$58.74	$50.20	$48.68	$46.45	$47.98	$58.74	$47.98
CUBI stock price as % of book value (1)	104%	92%	90%	88%	94%	104%	94%
Average shares outstanding - basic	31,585,390	31,447,623	31,346,920	31,567,797	31,649,715	31,516,887	31,561,569
Average shares outstanding - diluted	32,374,061	32,490,572	32,557,621	32,766,488	32,699,149	32,431,995	32,776,842
Shares outstanding (1)	31,606,934	31,479,132	31,346,507	31,342,107	31,667,655	31,606,934	31,667,655
Return on average assets (“ROAA”)	1.09%	0.23%	0.48%	0.88%	1.11%	0.67%	1.02%
Return on average common equity (“ROCE”)	12.79%	2.23%	5.50%	10.44%	13.85%	7.57%	12.98%
Net interest margin, tax equivalent	3.27%	3.13%	3.11%	3.06%	3.29%	3.20%	3.20%
Efficiency ratio	51.23%	52.94%	56.86%	62.40%	51.87%	52.06%	53.16%
Non-GAAP Profitability Metrics (2):
Core earnings	$58,147	$50,002	$44,168	$43,838	$48,567	$108,149	$95,099
Core pre-tax pre-provision net income	$101,785	$93,489	$84,224	$64,824	$89,220	$195,274	$172,894
Per share amounts:
Core earnings per share - diluted	$1.80	$1.54	$1.36	$1.34	$1.49	$3.33	$2.90
Tangible book value per common share (1)	$56.24	$54.74	$54.08	$52.96	$50.70	$56.24	$50.70
CUBI stock price as % of tangible book value (1)	104%	92%	90%	88%	95%	104%	95%
Core ROAA	1.10%	0.97%	0.86%	0.89%	1.00%	1.04%	0.98%
Core ROCE	13.32%	11.72%	10.44%	10.66%	12.39%	12.53%	12.32%
Core pre-tax pre-provision ROAA	1.83%	1.70%	1.51%	1.21%	1.71%	1.76%	1.64%
Core pre-tax pre-provision ROCE	22.59%	21.11%	19.04%	14.84%	21.79%	21.86%	21.41%
Core efficiency ratio	51.56%	52.69%	56.12%	61.69%	53.47%	52.11%	53.85%
Asset Quality:
Net charge-offs	$13,115	$17,144	$14,612	$17,044	$18,711	$30,259	$36,679
Annualized net charge-offs to average total loans and leases	0.35%	0.48%	0.41%	0.50%	0.56%	0.41%	0.56%
Non-performing loans (“NPLs”) to total loans and leases (1)	0.18%	0.29%	0.30%	0.34%	0.35%	0.18%	0.35%
Reserves to NPLs (1)	518.29%	324.22%	316.06%	281.36%	279.52%	518.29%	279.52%
Non-performing assets (“NPAs”) to total assets	0.27%	0.26%	0.25%	0.22%	0.23%	0.27%	0.23%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	13.0%	12.40%	12.96%	13.64%	14.17%	13.0%	14.17%
Tier 1 capital to risk-weighted assets	13.0%	12.40%	12.96%	13.64%	14.17%	13.0%	14.17%
Total capital to risk-weighted assets	14.4%	13.92%	14.34%	15.06%	15.64%	14.4%	15.64%
Tier 1 capital to average assets (leverage ratio)	8.9%	8.43%	8.65%	9.08%	9.16%	8.9%	9.16%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q2 2025 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million was phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of June 30, 2025, our regulatory capital ratios reflected the full effect of CECL on regulatory capital.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Six Months Ended
	Q2	Q1	Q4	Q3	Q2	June 30,
	2025	2025	2024	2024	2024	2025	2024
Interest income:
Loans and leases	$246,869	$231,008	$230,534	$228,659	$224,265	$477,877	$442,264
Investment securities	37,381	34,339	39,638	46,265	47,586	71,720	94,388
Interest earning deposits	39,972	42,914	48,147	44,372	45,506	82,886	98,323
Loans held for sale	1,806	4,761	9,447	10,907	13,671	6,567	25,719
Other	1,973	1,887	2,140	1,910	3,010	3,860	5,121
Total interest income	328,001	314,909	329,906	332,113	334,038	642,910	665,815

Interest expense:
Deposits	134,045	131,308	144,974	155,829	148,784	265,353	302,509
FHLB advances	12,717	11,801	12,595	12,590	13,437	24,518	26,922
Subordinated debt	3,229	3,212	3,349	3,537	2,734	6,441	5,423
Other borrowings	1,307	1,142	1,167	1,612	1,430	2,449	2,923
Total interest expense	151,298	147,463	162,085	173,568	166,385	298,761	337,777
Net interest income	176,703	167,446	167,821	158,545	167,653	344,149	328,038
Provision for credit losses	20,781	28,297	21,194	17,066	18,121	49,078	35,191
Net interest income after provision for credit losses	155,922	139,149	146,627	141,479	149,532	295,071	292,847

Non-interest income:
Commercial lease income	11,056	10,668	10,604	10,093	10,282	21,724	19,965
Loan fees	9,106	7,235	8,639	8,011	5,233	16,341	10,513
Bank-owned life insurance	2,249	4,660	2,125	2,049	2,007	6,909	5,268
Mortgage finance transactional fees	1,175	933	1,010	1,087	1,058	2,108	2,004
Net gain (loss) on sale of loans and leases	—	2	(852)	(14,548)	(238)	2	(228)
Net gain (loss) on sale of investment securities	(1,797)	—	(26,260)	—	(719)	(1,797)	(749)
Impairment loss on debt securities	—	(51,319)	—	—	—	(51,319)	—
Unrealized gain on equity method investments	—	—	389	—	11,041	—	11,041
Other	7,817	3,331	3,954	1,865	2,373	11,148	4,454
Total non-interest income (loss)	29,606	(24,490)	(391)	8,557	31,037	5,116	52,268

Non-interest expense:
Salaries and employee benefits	45,848	42,674	47,147	47,717	44,947	88,522	80,972
Technology, communication and bank operations	10,382	11,312	13,435	13,588	16,227	21,694	38,131
Commercial lease depreciation	8,743	8,463	8,933	7,811	7,829	17,206	15,799
Professional services	13,850	11,857	13,473	9,048	6,104	25,707	12,457
Loan servicing	4,053	4,630	4,584	3,778	3,516	8,683	7,547
Occupancy	3,551	3,412	3,335	2,987	3,120	6,963	5,467
FDIC assessments, non-income taxes and regulatory fees	11,906	11,750	10,077	7,902	10,236	23,656	23,705
Advertising and promotion	461	528	1,645	908	1,254	989	1,936
Other	7,832	8,145	7,746	10,279	10,219	15,977	16,607
Total non-interest expense	106,626	102,771	110,375	104,018	103,452	209,397	202,621
Income before income tax expense (benefit)	78,902	11,888	35,861	46,018	77,117	90,790	142,494
Income tax expense (benefit)	17,963	(1,024)	8,946	(725)	19,032	16,939	34,683
Net income	60,939	12,912	26,915	46,743	58,085	73,851	107,811
Preferred stock dividends	3,185	3,389	3,649	3,806	3,785	6,574	7,585
Loss on redemption of preferred stock	1,908	—	—	—	—	1,908	—
Net income available to common shareholders	$55,846	$9,523	$23,266	$42,937	$54,300	$65,369	$100,226

Basic earnings per common share	$1.77	$0.30	$0.74	$1.36	$1.72	$2.07	$3.18
Diluted earnings per common share	1.73	0.29	0.71	1.31	1.66	2.02	3.06

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$72,986	$62,146	$56,787	$39,429	$45,045
Interest earning deposits	3,430,525	3,366,544	3,729,144	3,048,593	3,003,542
Cash and cash equivalents	3,503,511	3,428,690	3,785,931	3,088,022	3,048,587
Investment securities, at fair value	1,877,406	2,057,555	2,019,694	2,412,069	2,511,650
Investment securities held to maturity	853,126	938,161	991,937	1,064,437	962,799
Loans held for sale	32,963	37,529	204,794	275,420	375,724
Loans and leases receivable	13,719,829	13,555,820	13,127,634	12,527,283	12,254,204
Loans receivable, mortgage finance, at fair value	1,536,254	1,366,460	1,321,128	1,250,413	1,002,711
Loans receivable, installment, at fair value	123,354	138,159	—	—	—
Allowance for credit losses on loans and leases	(147,418)	(141,076)	(136,775)	(133,158)	(132,436)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	15,232,019	14,919,363	14,311,987	13,644,538	13,124,479
FHLB, Federal Reserve Bank, and other restricted stock	100,590	96,758	96,214	95,035	92,276
Accrued interest receivable	101,481	105,800	108,351	115,588	112,788
Bank premises and equipment, net	5,978	6,653	6,668	6,730	7,019
Bank-owned life insurance	300,747	298,551	297,641	295,531	293,108
Other real estate owned	12,306	—	—	—	—
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	527,044	530,355	481,395	455,083	410,916
Total assets	$22,550,800	$22,423,044	$22,308,241	$21,456,082	$20,942,975

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$5,481,065	$5,552,605	$5,608,288	$4,670,809	$4,474,862
Interest bearing deposits	13,494,953	13,380,320	13,238,173	13,398,580	13,203,231
Total deposits	18,976,018	18,932,925	18,846,461	18,069,389	17,678,093
FHLB advances	1,195,377	1,133,456	1,128,352	1,117,229	1,018,349
Other borrowings	99,138	99,103	99,068	99,033	123,970
Subordinated debt	182,649	182,579	182,509	182,439	182,370
Accrued interest payable and other liabilities	234,060	210,421	215,168	186,812	193,328
Total liabilities	20,687,242	20,558,484	20,471,558	19,654,902	19,196,110

Preferred stock	82,201	137,794	137,794	137,794	137,794
Common stock	36,123	35,995	35,758	35,734	35,686
Additional paid in capital	572,473	570,172	575,333	571,609	567,345
Retained earnings	1,391,380	1,335,534	1,326,011	1,302,745	1,259,808
Accumulated other comprehensive income (loss), net	(71,325)	(67,641)	(96,560)	(106,082)	(131,358)
Treasury stock, at cost	(147,294)	(147,294)	(141,653)	(140,620)	(122,410)
Total shareholders’ equity	1,863,558	1,864,560	1,836,683	1,801,180	1,746,865
Total liabilities and shareholders’ equity	$22,550,800	$22,423,044	$22,308,241	$21,456,082	$20,942,975

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,565,168	$39,972	4.50%	$3,857,617	$42,914	4.51%	$3,325,771	$45,506	5.50%
Investment securities (1)	2,890,878	37,381	5.19%	3,100,429	34,339	4.49%	3,732,565	47,586	5.13%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	6,785,684	126,854	7.50%	6,474,034	120,951	7.58%	5,446,882	120,977	8.93%
Other commercial & industrial loans (2)	1,484,528	25,862	6.99%	1,542,846	23,933	6.29%	1,540,191	25,119	6.56%
Mortgage finance loans	1,501,484	18,349	4.90%	1,252,602	14,752	4.78%	1,151,407	15,087	5.27%
Multifamily loans	2,317,381	25,281	4.38%	2,273,893	23,664	4.22%	2,108,835	21,461	4.09%
Non-owner occupied commercial real estate loans	1,581,087	23,003	5.84%	1,550,372	21,564	5.64%	1,396,771	20,470	5.89%
Residential mortgages	537,008	6,344	4.74%	530,613	6,228	4.76%	520,791	5,955	4.60%
Installment loans	879,972	22,982	10.48%	938,193	24,677	10.67%	1,186,486	28,867	9.79%
Total loans and leases (3)	15,087,144	248,675	6.61%	14,562,553	235,769	6.57%	13,351,363	237,936	7.17%
Other interest-earning assets	133,824	1,973	5.91%	127,793	1,887	5.99%	110,585	3,010	10.95%
Total interest-earning assets	21,677,014	328,001	6.07%	21,648,392	314,909	5.89%	20,520,284	334,038	6.54%
Non-interest-earning assets	685,975			666,571			464,919
Total assets	$22,362,989			$22,314,963			$20,985,203
Liabilities
Interest checking accounts	$4,935,587	$47,245	3.84%	$5,358,206	$49,903	3.78%	$5,719,698	$64,047	4.50%
Money market deposit accounts	4,137,035	40,397	3.92%	3,882,855	37,767	3.94%	3,346,718	38,167	4.59%
Other savings accounts	1,325,639	12,767	3.86%	1,151,439	10,691	3.77%	1,810,375	21,183	4.71%
Certificates of deposit	2,852,645	33,636	4.73%	2,749,720	32,947	4.86%	2,034,605	25,387	5.02%
Total interest-bearing deposits (4)	13,250,906	134,045	4.06%	13,142,220	131,308	4.05%	12,911,396	148,784	4.63%
Borrowings	1,417,370	17,253	4.88%	1,346,941	16,155	4.86%	1,454,010	17,601	4.87%
Total interest-bearing liabilities	14,668,276	151,298	4.14%	14,489,161	147,463	4.13%	14,365,406	166,385	4.66%
Non-interest-bearing deposits (4)	5,593,581			5,710,644			4,701,695
Total deposits and borrowings	20,261,857		2.99%	20,199,805		2.96%	19,067,101		3.51%
Other non-interest-bearing liabilities	221,465			246,455			203,714
Total liabilities	20,483,322			20,446,260			19,270,815
Shareholders’ equity	1,879,667			1,868,703			1,714,388
Total liabilities and shareholders’ equity	$22,362,989			$22,314,963			$20,985,203
Net interest income		176,703			167,446			167,653
Tax-equivalent adjustment		366			363			393
Net interest earnings		$177,069			$167,809			$168,046
Interest spread			3.07%			2.93%			3.03%
Net interest margin			3.27%			3.13%			3.28%
Net interest margin tax equivalent (5)			3.27%			3.13%			3.29%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.85%, 2.82% and 3.40% for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,710,585	$82,886	4.50%	$3,595,400	$98,323	5.50%
Investment securities (1)	2,995,074	71,720	4.83%	3,751,831	94,388	5.06%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	6,630,720	247,805	7.54%	5,357,613	236,567	8.88%
Other commercial & industrial loans (2)	1,513,526	49,795	6.63%	1,597,428	51,833	6.53%
Mortgage finance loans	1,377,730	33,101	4.85%	1,092,292	27,917	5.14%
Multifamily loans	2,295,757	48,945	4.30%	2,115,243	42,716	4.06%
Non-owner occupied commercial real estate loans	1,565,815	44,567	5.74%	1,372,619	40,649	5.96%
Residential mortgages	533,828	12,572	4.75%	521,659	11,663	4.50%
Installment loans	908,922	47,659	10.57%	1,183,104	56,638	9.63%
Total loans and leases (3)	14,826,298	484,444	6.59%	13,239,958	467,983	7.11%
Other interest-earning assets	130,825	3,860	5.95%	109,055	5,121	9.44%
Total interest-earning assets	21,662,782	642,910	5.98%	20,696,244	665,815	6.46%
Non-interest-earning assets	676,326			463,972
Total assets	$22,339,108			$21,160,216
Liabilities
Interest checking accounts	$5,145,729	$97,148	3.81%	$5,629,272	$125,578	4.49%
Money market deposit accounts	4,010,647	78,164	3.93%	3,289,911	74,978	4.58%
Other savings accounts	1,239,021	23,458	3.82%	1,781,746	42,582	4.81%
Certificates of deposit	2,801,467	66,583	4.79%	2,392,696	59,371	4.99%
Total interest-bearing deposits (4)	13,196,864	265,353	4.05%	13,093,625	302,509	4.65%
Borrowings	1,382,349	33,408	4.87%	1,480,359	35,268	4.79%
Total interest-bearing liabilities	14,579,213	298,761	4.13%	14,573,984	337,777	4.66%
Non-interest-bearing deposits (4)	5,651,789			4,661,341
Total deposits and borrowings	20,231,002		2.98%	19,235,325		3.53%
Other non-interest-bearing liabilities	233,891			234,195
Total liabilities	20,464,893			19,469,520
Shareholders’ equity	1,874,215			1,690,696
Total liabilities and shareholders’ equity	$22,339,108			$21,160,216
Net interest income		344,149			328,038
Tax-equivalent adjustment		729			787
Net interest earnings		$344,878			$328,825
Interest spread			3.00%			2.93%
Net interest margin			3.20%			3.19%
Net interest margin tax equivalent (5)			3.20%			3.20%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.84% and 3.43% for the six months ended June 30, 2025 and 2024, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the six months ended June 30, 2025 and 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$6,454,661	$6,070,093	$5,842,420	$5,468,507	$5,528,745
Other commercial & industrial	1,037,684	1,062,933	1,062,631	1,087,222	1,092,146
Mortgage finance	1,625,764	1,477,896	1,440,847	1,367,617	1,122,812
Multifamily	2,247,282	2,322,123	2,252,246	2,115,978	2,067,332
Commercial real estate owner occupied	1,065,006	1,139,126	1,100,944	981,904	805,779
Commercial real estate non-owner occupied	1,497,385	1,438,906	1,359,130	1,326,591	1,202,606
Construction	98,626	154,647	147,209	174,509	163,409
Total commercial loans and leases	14,026,408	13,665,724	13,205,427	12,522,328	11,982,829
Consumer:
Residential	520,570	496,772	496,559	500,786	481,503
Manufactured housing	30,287	31,775	33,123	34,481	35,901
Installment:
Personal	457,728	493,276	463,854	453,739	474,481
Other	344,444	372,892	249,799	266,362	282,201
Total installment loans	802,172	866,168	713,653	720,101	756,682
Total consumer loans	1,353,029	1,394,715	1,243,335	1,255,368	1,274,086
Total loans and leases held for investment	$15,379,437	$15,060,439	$14,448,762	$13,777,696	$13,256,915

Loans held for sale
Residential	$5,180	$1,465	$1,836	$2,523	$2,684
Installment:
Personal	27,682	36,000	40,903	55,799	125,598
Other	101	64	162,055	217,098	247,442
Total installment loans	27,783	36,064	202,958	272,897	373,040
Total loans held for sale	$32,963	$37,529	$204,794	$275,420	$375,724

Total loans and leases portfolio	$15,412,400	$15,097,968	$14,653,556	$14,053,116	$13,632,639

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Demand, non-interest bearing	$5,481,065	$5,552,605	$5,608,288	$4,670,809	$4,474,862
Demand, interest bearing	4,912,839	5,137,961	5,553,698	5,606,500	5,894,056
Total demand deposits	10,393,904	10,690,566	11,161,986	10,277,309	10,368,918
Savings	1,375,072	1,327,854	1,131,819	1,399,968	1,573,661
Money market	4,206,516	4,057,458	3,844,451	3,961,028	3,539,815
Time deposits	3,000,526	2,857,047	2,708,205	2,431,084	2,195,699
Total deposits	$18,976,018	$18,932,925	$18,846,461	$18,069,389	$17,678,093

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of June 30, 2025			As of March 31, 2025			As of June 30, 2024
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$7,581,855	$36,262	0.48%	$7,244,462	$30,584	0.42%	$6,740,992	$23,721	0.35%
Multifamily	2,247,282	20,864	0.93%	2,322,123	18,790	0.81%	2,067,332	20,652	1.00%
Commercial real estate owner occupied	1,065,006	12,514	1.18%	1,139,126	10,780	0.95%	805,779	8,431	1.05%
Commercial real estate non-owner occupied	1,497,385	20,679	1.38%	1,438,906	18,058	1.25%	1,202,606	17,966	1.49%
Construction	98,626	2,160	2.19%	154,647	1,264	0.82%	163,409	1,856	1.14%
Total commercial loans and leases receivable	12,490,154	92,479	0.74%	12,299,264	79,476	0.65%	10,980,118	72,626	0.66%

Consumer:
Residential	520,570	6,331	1.22%	496,772	6,163	1.24%	481,503	5,884	1.22%
Manufactured housing	30,287	3,721	12.29%	31,775	3,800	11.96%	35,901	4,094	11.40%
Installment	678,818	44,887	6.61%	728,009	51,637	7.09%	756,682	49,832	6.59%
Total consumer loans receivable	1,229,675	54,939	4.47%	1,256,556	61,600	4.90%	1,274,086	59,810	4.69%

Loans and leases receivable held for investment	13,719,829	147,418	1.07%	13,555,820	141,076	1.04%	12,254,204	132,436	1.08%

Loans receivable, mortgage finance, at fair value	1,536,254	—	—%	1,366,460	—	—%	1,002,711	—	—%
Loans receivable, installment, at fair value	123,354	—	—%	138,159	—	—%	—	—	—%
Loans held for sale	32,963	—	—%	37,529	—	—%	375,724	—	—%

Total loans and leases portfolio	$15,412,400	$147,418	0.96%	$15,097,968	$141,076	0.93%	$13,632,639	$132,436	0.97%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of June 30, 2025			As of March 31, 2025			As of June 30, 2024
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$4,218	0.06%	859.70%	$18,754	0.26%	163.08%	$5,488	0.08%	432.23%
Multifamily	—	—%	—%	—	—%	—%	14,002	0.68%	147.49%
Commercial real estate owner occupied	7,005	0.66%	178.64%	7,793	0.68%	138.33%	9,612	1.19%	87.71%
Commercial real estate non-owner occupied	62	0.00%	33353.23%	62	0.00%	29125.81%	62	0.01%	28977.42%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	11,285	0.09%	819.49%	26,609	0.22%	298.68%	29,164	0.27%	249.03%

Consumer:
Residential	8,234	1.58%	76.89%	8,151	1.64%	75.61%	8,179	1.70%	71.94%
Manufactured housing	1,608	5.31%	231.41%	1,653	5.20%	229.89%	2,047	5.70%	200.00%
Installment	4,944	0.73%	907.91%	4,659	0.64%	1108.33%	5,614	0.74%	887.64%
Total consumer loans receivable	14,786	1.20%	371.56%	14,463	1.15%	425.91%	15,840	1.24%	377.59%

Loans and leases receivable	26,071	0.19%	565.45%	41,072	0.30%	343.48%	45,004	0.37%	294.28%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	1,961	1.59%	—%	2,059	1.49%	—%	—	—%	—%
Loans held for sale	411	1.25%	—%	382	1.02%	—%	2,376	0.63%	—%

Total loans and leases portfolio	$28,443	0.18%	518.29%	$43,513	0.29%	324.22%	$47,380	0.35%	279.52%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q2	Q1	Q4	Q3	Q2	Six Months Ended June 30,
	2025	2025	2024	2024	2024	2025	2024
Loan type
Commercial & industrial, including specialized lending	$3,871	$3,231	$3,653	$5,056	$5,665	$7,102	$9,337
Multifamily	—	3,834	—	2,167	1,433	3,834	1,906
Commercial real estate owner occupied	411	16	339	4	—	427	22
Commercial real estate non-owner occupied	—	—	145	—	—	—	—
Construction	(3)	(3)	—	(3)	(7)	(6)	(7)
Residential	(4)	—	(18)	(21)	(20)	(4)	(2)
Installment	8,840	10,066	10,493	9,841	11,640	18,906	25,423
Total net charge-offs (recoveries) from loans held for investment	$13,115	$17,144	$14,612	$17,044	$18,711	$30,259	$36,679

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings and Adjusted Core Earnings - Customers Bancorp											Six Months Ended June 30,
	Q2 2025		Q1 2025		Q4 2024		Q3 2024		Q2 2024		2025		2024
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$55,846	$1.73	$9,523	$0.29	$23,266	$0.71	$42,937	$1.31	$54,300	$1.66	$65,369	$2.02	$100,226	$3.06
Reconciling items (after tax):
Severance expense	—	—	—	—	1,198	0.04	540	0.02	1,928	0.06	—	—	1,928	0.06
Impairment loss on debt securities	—	—	39,875	1.23	—	—	—	—	—	—	39,875	1.23	—	—
Legal settlement	—	—	—	—	157	0.00	—	—	—	—	—	—	—	—
(Gains) losses on investment securities	1,388	0.04	(124)	0.00	20,035	0.62	(322)	(0.01)	561	0.02	1,264	0.04	618	0.02
Derivative credit valuation adjustment	—	—	210	0.01	(306)	(0.01)	185	0.01	(44)	0.00	210	0.01	125	0.00
FDIC special assessment	—	—	—	—	—	—	—	—	138	0.00	—	—	518	0.02
Unrealized (gain) on equity method investments	—	—	—	—	(292)	(0.01)	—	—	(8,316)	(0.25)	—	—	(8,316)	(0.25)
Loss on redemption of preferred stock	1,908	0.06	—	—	—	—	—	—	—	—	1,908	0.06	—	—
Unrealized (gain) loss on loans held for sale	(223)	(0.01)	518	0.02	110	0.00	498	0.02	—	—	295	0.01	—	—
Loan program termination fees	(772)	(0.02)	—	—	—	—	—	—	—	—	(772)	(0.02)	—	—
Core earnings	$58,147	$1.80	$50,002	$1.54	$44,168	$1.36	$43,838	$1.34	$48,567	$1.49	$108,149	$3.33	$95,099	$2.90

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	—	—	—	—	—	—	5,405	0.16
FDIC premiums prior to 2024	—	—	—	—	—	—	—	—	—	—	—	—	3,200	0.10
Non-income taxes prior to 2024	—	—	—	—	—	—	(2,457)	(0.07)	—	—	—	—	—	—
Total one-time non-interest expense items	—	—	—	—	—	—	(2,457)	(0.07)	—	—	—	—	8,605	0.26
Adjusted core earnings (adjusted for one-time non-interest expense items)	$58,147	$1.80	$50,002	$1.54	$44,168	$1.36	$41,381	$1.26	$48,567	$1.49	$108,149	$3.33	$103,704	$3.16

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets and Adjusted Core Return on Average Assets - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
GAAP net income	$60,939	$12,912	$26,915	$46,743	$58,085	$73,851	$107,811
Reconciling items (after tax):
Severance expense	—	—	1,198	540	1,928	—	1,928
Impairment loss on debt securities	—	39,875	—	—	—	39,875	—
Legal settlement	—	—	157	—	—	—	—
(Gains) losses on investment securities	1,388	(124)	20,035	(322)	561	1,264	618
Derivative credit valuation adjustment	—	210	(306)	185	(44)	210	125
FDIC special assessment	—	—	—	—	138	—	518
Unrealized (gain) on equity method investments	—	—	(292)	—	(8,316)	—	(8,316)
Unrealized (gain) loss on loans held for sale	(223)	518	110	498	—	295	—
Loan program termination fees	(772)	—	—	—	—	(772)	—
Core net income	$61,332	$53,391	$47,817	$47,644	$52,352	$114,723	$102,684

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	5,405
FDIC premiums prior to 2024	—	—	—	—	—	—	3,200
Non-income taxes prior to 2024	—	—	—	(2,457)	—	—	—
Total one-time non-interest expense items	—	—	—	(2,457)	—	—	8,605
Adjusted core net income (adjusted for one-time non-interest expense items)	$61,332	$53,391	$47,817	$45,187	$52,352	$114,723	$111,289

Average total assets	$22,362,989	$22,314,963	$22,179,970	$21,230,404	$20,985,203	$22,339,108	$21,160,216

Core return on average assets	1.10%	0.97%	0.86%	0.89%	1.00%	1.04%	0.98%

Adjusted core return on average assets (adjusted for one-time non-interest expense items)	1.10%	0.97%	0.86%	0.85%	1.00%	1.04%	1.06%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision Net Income and ROAA and Adjusted Core Pre-Tax Pre-Provision Net Income and ROAA - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
GAAP net income	$60,939	$12,912	$26,915	$46,743	$58,085	$73,851	$107,811
Reconciling items:
Income tax expense (benefit)	17,963	(1,024)	8,946	(725)	19,032	16,939	34,683
Provision (benefit) for credit losses	20,781	28,297	21,194	17,066	18,121	49,078	35,191
Provision (benefit) for credit losses on unfunded commitments	1,594	1,208	(664)	642	1,594	2,802	2,024
Severance expense	—	—	1,595	659	2,560	—	2,560
Impairment loss on debt securities	—	51,319	—	—	—	51,319	—
Legal settlement	—	—	209	—	—	—	—
(Gains) losses on investment securities	1,797	(160)	26,678	(394)	744	1,637	819
Derivative credit valuation adjustment	—	270	(407)	226	(58)	270	164
FDIC special assessment	—	—	—	—	183	—	683
Unrealized (gain) on equity method investments	—	—	(389)	—	(11,041)	—	(11,041)
Unrealized (gain) loss on loans held for sale	(289)	667	147	607	—	378	—
Loan program termination fees	(1,000)	—	—	—	—	(1,000)	—
Core pre-tax pre-provision net income	$101,785	$93,489	$84,224	$64,824	$89,220	$195,274	$172,894

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	7,106
FDIC premiums prior to 2024	—	—	—	—	—	—	4,208
Non-income taxes prior to 2024	—	—	—	(2,997)	—	—	—
Total one-time non-interest expense items	—	—	—	(2,997)	—	—	11,314
Adjusted core pre-tax pre-provision net income (adjusted for one-time non-interest expense items)	$101,785	$93,489	$84,224	$61,827	$89,220	$195,274	$184,208

Average total assets	$22,362,989	$22,314,963	$22,179,970	$21,230,404	$20,985,203	$22,339,108	$21,160,216

Core pre-tax pre-provision ROAA	1.83%	1.70%	1.51%	1.21%	1.71%	1.76%	1.64%

Adjusted core pre-tax pre-provision ROAA (adjusted for one-time non-interest expense items)	1.83%	1.70%	1.51%	1.16%	1.71%	1.76%	1.75%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity and Adjusted Core Return on Average Common Equity - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
GAAP net income to common shareholders	$55,846	$9,523	$23,266	$42,937	$54,300	$65,369	$100,226
Reconciling items (after tax):
Severance expense	—	—	1,198	540	1,928	—	1,928
Impairment loss on debt securities	—	39,875	—	—	—	39,875	—
Legal settlement	—	—	157	—	—	—	—
(Gains) losses on investment securities	1,388	(124)	20,035	(322)	561	1,264	618
Derivative credit valuation adjustment	—	210	(306)	185	(44)	210	125
FDIC special assessment	—	—	—	—	138	—	518
Unrealized (gain) on equity method investments	—	—	(292)	—	(8,316)	—	(8,316)
Loss on redemption of preferred stock	1,908	—	—	—	—	1,908	—
Unrealized (gain) loss on loans held for sale	(223)	518	110	498	—	295	—
Loan program termination fees	(772)	—	—	—	—	(772)	—
Core earnings	$58,147	$50,002	$44,168	$43,838	$48,567	$108,149	$95,099

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	5,405
FDIC premiums prior to 2024	—	—	—	—	—	—	3,200
Non-income taxes prior to 2024	—	—	—	(2,457)	—	—	—
Total one-time non-interest expense items	—	—	—	(2,457)	—	—	8,605
Adjusted core earnings (adjusted for one-time non-interest expense items)	$58,147	$50,002	$44,168	$41,381	$48,567	$108,149	$103,704

Average total common shareholders’ equity	$1,751,037	$1,730,910	$1,683,838	$1,636,242	$1,576,595	$1,741,029	$1,552,903

Core return on average common equity	13.32%	11.72%	10.44%	10.66%	12.39%	12.53%	12.32%

Adjusted core return on average common equity (adjusted for one-time non-interest expense items)	13.32%	11.72%	10.44%	10.06%	12.39%	12.53%	13.43%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision ROCE and Adjusted Core Pre-Tax Pre-Provision ROCE - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
GAAP net income to common shareholders	$55,846	$9,523	$23,266	$42,937	$54,300	$65,369	$100,226
Reconciling items:
Income tax expense (benefit)	17,963	(1,024)	8,946	(725)	19,032	16,939	34,683
Provision (benefit) for credit losses	20,781	28,297	21,194	17,066	18,121	49,078	35,191
Provision (benefit) for credit losses on unfunded commitments	1,594	1,208	(664)	642	1,594	2,802	2,024
Severance expense	—	—	1,595	659	2,560	—	2,560
Impairment loss on debt securities	—	51,319	—	—	—	51,319	—
Legal settlement	—	—	209	—	—	—	—
(Gains) losses on investment securities	1,797	(160)	26,678	(394)	744	1,637	819
Derivative credit valuation adjustment	—	270	(407)	226	(58)	270	164
FDIC special assessment	—	—	—	—	183	—	683
Unrealized (gain) on equity method investments	—	—	(389)	—	(11,041)	—	(11,041)
Loss on redemption of preferred stock	1,908	—	—	—	—	1,908	—
Unrealized (gain) loss on loans held for sale	(289)	667	147	607	—	378	—
Loan program termination fees	(1,000)	—	—	—	—	(1,000)	—
Core pre-tax pre-provision net income available to common shareholders	$98,600	$90,100	$80,575	$61,018	$85,435	$188,700	$165,309

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	7,106
FDIC premiums prior to 2024	—	—	—	—	—	—	4,208
Non-income taxes prior to 2024	—	—	—	(2,997)	—	—	—
Total one-time non-interest expense items	—	—	—	(2,997)	—	—	11,314
Adjusted core pre-tax pre-provision net income available to common shareholders	$98,600	$90,100	$80,575	$58,021	$85,435	$188,700	$176,623

Average total common shareholders’ equity	$1,751,037	$1,730,910	$1,683,838	$1,636,242	$1,576,595	$1,741,029	$1,552,903

Core pre-tax pre-provision ROCE	22.59%	21.11%	19.04%	14.84%	21.79%	21.86%	21.41%

Adjusted core pre-tax pre-provision ROCE (adjusted for one-time non-interest expense items)	22.59%	21.11%	19.04%	14.11%	21.79%	21.86%	22.87%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio and Adjusted Core Efficiency Ratio - Customers Bancorp						Six Months Ended June 30,
(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
GAAP net interest income	$176,703	$167,446	$167,821	$158,545	$167,653	$344,149	$328,038

GAAP non-interest income (loss)	$29,606	$(24,490)	$(391)	$8,557	$31,037	$5,116	$52,268
(Gains) losses on investment securities	1,797	(160)	26,678	(394)	744	1,637	819
Derivative credit valuation adjustment	—	270	(407)	226	(58)	270	164
Unrealized (gain) on equity method investments	—	—	(389)	—	(11,041)	—	(11,041)
Unrealized (gain) loss on loans held for sale	(289)	667	147	607	—	378	—
Impairment loss on debt securities	—	51,319	—	—	—	51,319	—
Loan program termination fees	(1,000)	—	—	—	—	(1,000)	—
Core non-interest income	30,114	27,606	25,638	8,996	20,682	57,720	42,210
Core revenue	$206,817	$195,052	$193,459	$167,541	$188,335	$401,869	$370,248

GAAP non-interest expense	$106,626	$102,771	$110,375	$104,018	$103,452	$209,397	$202,621
Severance expense	—	—	(1,595)	(659)	(2,560)	—	(2,560)
FDIC special assessment	—	—	—	—	(183)	—	(683)
Legal settlement	—	—	(209)	—	—	—	—
Core non-interest expense	$106,626	$102,771	$108,571	$103,359	$100,709	$209,397	$199,378

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	—	—	—	—	—	(7,106)
FDIC premiums prior to 2024	—	—	—	—	—	—	(4,208)
Non-income taxes prior to 2024	—	—	—	2,997	—	—	—
Total one-time non-interest expense items	—	—	—	2,997	—	—	(11,314)
Adjusted core non-interest expense	$106,626	$102,771	$108,571	$106,356	$100,709	$209,397	$188,064

Core efficiency ratio (1)	51.56%	52.69%	56.12%	61.69%	53.47%	52.11%	53.85%

Adjusted core efficiency ratio (adjusted for one-time non-interest expense items) (2)	51.56%	52.69%	56.12%	63.48%	53.47%	52.11%	50.79%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.
(2) Adjusted core efficiency ratio calculated as adjusted core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
GAAP total shareholders’ equity	$1,863,558	$1,864,560	$1,836,683	$1,801,180	$1,746,865
Reconciling items:
Preferred stock	(82,201)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,777,728	$1,723,137	$1,695,260	$1,659,757	$1,605,442

GAAP total assets	$22,550,800	$22,423,044	$22,308,241	$21,456,082	$20,942,975
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$22,547,171	$22,419,415	$22,304,612	$21,452,453	$20,939,346

Tangible common equity to tangible assets	7.9%	7.7%	7.6%	7.7%	7.7%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
GAAP total shareholders’ equity	$1,863,558	$1,864,560	$1,836,683	$1,801,180	$1,746,865
Reconciling Items:
Preferred stock	(82,201)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,777,728	$1,723,137	$1,695,260	$1,659,757	$1,605,442

Common shares outstanding	31,606,934	31,479,132	31,346,507	31,342,107	31,667,655

Tangible book value per common share	$56.24	$54.74	$54.08	$52.96	$50.70